Security Agreement
(Assets in a Custodial, Brokerage or Agency Account)
Borrower Grantor

This Agreement is executed and delivered at Galion, Ohio as of September 23, 2009 by **PECO II, INC.** ("***Grantor***"), whose mailing address is 1376 State Route 598, Galion, Ohio 44833, to **NATIONAL CITY BANK**, a national banking association ("***Bank***"), having a banking office at 155 East Broad Street, Columbus, Ohio 43215, Attention: Corporate Banking, Locator No. 16-0078.

WITNESSETH:

A. Grantor maintains with **NATIONAL CITY BANK** ("***Custodian***") an agency account identified by Custodian as account no. **01-75R570005** (together with each account of any type maintained with Custodian or any other brokerage or financial institution into which any assets subject to a security interest under this Agreement may be transferred at any time, the "***Subject Account***").

B. Grantor desires to grant, assign and pledge to Bank a security interest in the Collateral described below, including, without limitation, the right or power to transfer an interest in the Collateral, and all proceeds of the Collateral;

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which Grantor hereby acknowledges, Grantor, intending to be legally bound, hereby agrees as follows:

1. Grant of Interest. To secure the prompt payment in full of the Subject Debt as and when the respective parts thereof become due, whether by lapse of time, by acceleration of maturity, or otherwise, Grantor hereby grants, assigns and pledges to Bank a security interest in all of Grantor's right, title and interest in the Collateral, whether now existing or hereafter acquired, created or arising, including, without limitation, the right or power to transfer an interest in the Collateral. As to Collateral not now in existence or in which Grantor does not presently have any rights, Bank's security interest shall automatically attach thereto immediately when the same comes into existence and Grantor acquires any rights, title or interest therein, including, without limitation, the right or power to transfer an interest therein, in each case without the making or doing of any further or other act or thing. "***Collateral***" means, collectively,

> [*All Assets in Account*] *(a)* the Subject Account, *(b)* all cash, money market funds and other financial assets at any time and from time to time maintained in the Subject Account, *(c)* all securities, other financial assets and all security entitlements now or hereafter maintained in the Subject Account, including, without limitation, those items, if any, described in Exhibit A (the "***Supplemental Schedule***") to this Agreement, *(d)* all Distributions now or hereafter existing or in which Grantor now or hereafter has any right, title or interest, *(e)* all Account Rights now or hereafter existing or in which Grantor now or hereafter has any right, title or interest and *(f)* all cash and noncash proceeds of all or any part of the property hereinbefore described.

1.1 Control. Except as specifically provided hereby, Bank shall have complete control over the Collateral. Custodian is hereby irrevocably authorized, and Custodian shall at all times be entitled, to honor each and every entitlement order, trade, request, demand or direction by Bank in respect of the Subject Account and the other Collateral without further consent from or notice or liability of any kind to Grantor.

1.2 Trading and Substitution; Account Rights. Except to the extent, if any, provided on Exhibit B, Bank shall have the exclusive right to exercise the Account Rights and make entitlement orders and sell, buy, exchange or transfer any Collateral consisting of securities, security entitlements and other financial assets or any portion thereof or interests therein in one or more parcels at any time or from time to time for cash or credit or for future delivery.

1.3 Withdrawals. Except to the extent, if any, provided on Exhibit B, *(a)* Grantor will not accept, affect or permit a Distribution or other withdrawal of any Collateral, including but not limited to any cash, securities, security entitlements or other financial assets contained in the Subject Account, and Grantor will not demand or accept any other Collateral of any nature whatsoever by setoff or otherwise unless

Grantor obtains Bank's prior written consent and *(b)* Grantor grants to Bank the sole right to obtain withdrawals of all or part of the Collateral consisting of funds contained in the Subject Account or to liquidate any of the Collateral and to apply such funds to the payment of the Subject Debt at any time upon certification by Bank to Custodian of the existence of a Default. Custodian shall have no obligation to investigate or make any determination as to whether a Default actually exists and Custodian shall have no liability to Grantor for acting upon Bank's certification. Grantor hereby instructs and directs Custodian not to release or permit any withdrawals of any or all of the Collateral, including but not limited to any cash, securities, security entitlements or other financial assets in the Subject Account, (except as provided in Exhibit B) without Bank's prior written consent and to pay Bank any and all proceeds of the Collateral upon presentment of withdrawal forms properly executed by Bank. Grantor will deliver a copy of this Agreement to Custodian promptly after execution hereof.

1.4 Receipt of Collateral. If for any reason Grantor shall at any time obtain possession of any Collateral, whether by reason of a Distribution made directly to Grantor or otherwise, Grantor shall in each case receive the same in trust for the benefit of Bank and shall immediately deposit the same either *(a)* in the Subject Account subject to a security interest under this Agreement or *(b)* with Bank together with such transfer powers, endorsements, assignments and other documents (duly executed in blank to facilitate the transfer) that Bank may request.

1.5 Sharing of Information. Grantor authorizes Custodian and Agent to provide Bank with such information relating to the Subject Account and the Collateral as Bank may from time to time request, including but not limited to giving Bank access to online Subject Account information, in order to allow Bank to monitor the Collateral.

2. Definitions; UCC Cross Reference. As used in this Agreement, except where the context clearly requires otherwise, "***Account Right***" means any now or hereafter existing right or privilege relating to the Subject Account or the securities or financial assets therein, including, without limitation any voting rights, rights of conversion, exchange, subscription or other rights, privileges or options in respect of the securities in the Subject Account, or any of them, the right to demand or sue for (but not to directly collect or receive) Distributions, any right to receive disclosures, proxy statements, account statements, reports or other information, and any right to direct Custodian to take or refrain from taking any action but specifically excluding any right to collect or receive Distributions; "***Affiliate***" means, when used with reference to any Person (the *"subject"*), a Person that is in control of, under the control of, or under common control with the subject, the term *"control"* meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "***Agreement***" means this Security Agreement (including, without limitation, each amendment, renewal, supplement or replacement, if any); "***Bank***" means National City Bank; "***Bank Debt***" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "***Collateral***" shall have the meaning ascribed to that term in section 1 of this Agreement; "***Custodial Agreement***" means the custodial, customer or other similar agreement dated as of **December 15, 2005** by and between Grantor and Custodian, setting forth the terms and conditions of the Subject Account, and each amendment, if any, thereto; "***Custodian***" is defined in Recital A of this Agreement and includes, without limitation, each subsequent custodian or securities intermediary, if any, of the Collateral or any part thereof; "***Debt***" means, collectively, *(a)* all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person in question alone or with one or more Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise and *(b)* any and all obligations and liabilities of the Person or Persons in question to Bank, whether absolute or contingent, whether now existing or hereafter created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under *(i)* any agreement, device or arrangement designed to protect the Person or Persons in question from fluctuation of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, *(ii)* any other interest rate hedging transactions, such as, but not limited to, managing the Person's or Persons' in question interest rate risk associated with any pending or potential capital market transactions such as fixed rate bond issues, and *(iii)* any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing; "***Default***" means *(a)* the nonpayment of the Subject Debt or any part

thereof when due or *(b)* the occurrence or existence of any event, condition, or other thing (other than any event, condition, or other thing which would constitute a "Default" pursuant to the next preceding clause (a)) which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) Bank the right to accelerate or which automatically accelerates the maturity of any of the Subject Debt; "***Distribution***" means any payment now or hereafter made or owing or any property now or hereafter given or to be given by or on behalf of the issuer of any security (whether interest or dividends, whether from current earnings or the sale or other disposition of assets, whether for the purchase, acquisition, redemption, or retirement of any security or as a return of capital, or otherwise, whether regular, special, liquidating, or otherwise and whether in cash or in kind), and all claims and rights in respect of all or any part thereof; "***Person***" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "***Record***" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form; "***Subject Account***" is defined in Recital A of this Agreement; "***Subject Debt***" means, collectively, all Bank Debt created or incurred by Grantor; "***Supplemental Schedule***" shall have the meaning ascribed to that term in section 1 of this Agreement; "***UCC***" means the Uniform Commercial Code as in effect on the date of this Agreement in the jurisdiction in which Bank's banking office is located and as may be amended, modified or supplemented from time to time; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms. To the extent any terms used but not defined herein are defined in the UCC, such terms shall have the meaning ascribed to them in the UCC for purposes of this Agreement.

3. Representations and Warranties; Covenants. Grantor represents, warrants and covenants to Bank as follows:

3.1 Enforceability; No Conflicts. This Agreement is valid and enforceable against Grantor in accordance with its terms. The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Grantor or any of Grantor's property.

3.2 Ownership; Margin Balance. Grantor owns all of the Collateral absolutely free from any adverse claim, assignment, attachment, security interest, or other lien, and free from any other claim, right, or interest of any kind, *except* for any in favor of or consented to by Bank. No assignment, financing statement, or other Record (except any evidencing any lien or interest expressly permitted by this Agreement) describing the Collateral or any part thereof is presently on file in any public office. The Supplemental Schedule does not reflect any securities, security entitlements or other financial assets which are registered in the name of Grantor, payable to Grantor's order or specifically endorsed to Grantor, unless the same have been endorsed and delivered to Custodian or Bank or in blank. There is no margin or other debt balance in regard to the Subject Account except as specifically identified on the Supplemental Schedule.

3.3 Custodian; Subject Account. The Supplemental Schedule completely and accurately reflects the Collateral as of the date hereof, including but not limited to the Collateral consisting of cash, securities, security entitlements and other financial assets in the Subject Account. Grantor shall cause the Custodian to execute and deliver to Bank (in form and substance acceptable to Bank) either *(a)* a unilateral confirmation or *(b)* an agreement with Bank and Grantor, in either case wherein the Custodian shall agree that it has recorded Bank's interest in the Collateral held in the Subject Account and other Collateral in Custodian's possession, if any, on all appropriate records and that it will not violate the terms hereof in respect to trading and withdrawals.

3.4 Further Assurance. Grantor will, at Grantor's expense, make and do all such acts and things (including, without limitation, the delivery to Bank of any chattel paper, document, instrument, or other Record of any kind the possession of which perfects a security interest therein) as Bank may from time to time require for the better evidencing, perfection, protection, continuance, or validation of, or realization of the benefits of, the security interest granted hereby.

3.5 Statements and Records. Upon the request of Bank, Grantor shall provide Bank with copies of all statements, confirmations and other correspondence or records concerning the Subject Account and other Collateral in Custodian's possession, if any, or the cash, securities, security entitlements and other financial assets therein received by or otherwise maintained by Grantor.

3.6 Encumbrances. Bank does not authorize and Grantor agrees not to, without in each case obtaining Bank's prior written consent, suffer or permit any Collateral *(a)* to be or become subject to any assignment, attachment, security interest, or other lien, or any other claim, right, or interest of any kind, *except* for any in favor of or consented to by Bank or in favor of Custodian in respect of only its customary fees and commissions pursuant to the Custodial Agreement or *(b)* to be described in any mortgage, financing statement, or other Record, *except* any evidencing any lien or interest expressly permitted by this Agreement.

3.7 Custodial Agreement. Bank does not authorize and Grantor agrees not to suffer or permit any amendment or waiver in respect of the Custodial Agreement without in each case obtaining Bank's prior written consent.

3.8 Payment of Taxes. Grantor will pay directly to the appropriate taxing authority any and all taxes (including without limitation, transfer taxes resulting from the exercise by Bank of its rights under this Agreement) relating to the Collateral and this Agreement in each case when and as the same become due, and will, upon each request of Bank, furnish Bank with written evidence, satisfactory to Bank, of each such payment.

3.9 No Margin Trades, Short Sales, Options or Commodities Trades. Grantor will not, without the prior written consent of Bank, *(a)* execute purchase orders in excess of any cash balance or money market mutual funds held in the Subject Account or otherwise allow a margin balance to exist in respect of the Subject Account except any currently existing margin balance disclosed on the Supplemental Schedule pursuant to subsection 3.2, *(b)* execute sell orders on any Collateral consisting of securities, security entitlements or other financial assets not held in the Subject Account, or *(c)* trade in investments such as options and commodities contracts.

4. Rights and Duties. Bank shall have all of the rights of a secured party under the law of the jurisdiction in which Bank's banking office is located and, in addition, the following rights:

4.1 Transfer of Record. Bank shall have the right (but not the duty), at any time and from time to time, to transfer or register or direct the Custodian to transfer or register in Bank's name or in the name of Bank's nominee all or any part of the Collateral and/or the Subject Account itself.

4.2 Payment of Taxes. If Grantor fails to pay directly to the appropriate federal, state or local taxing authority any and all taxes relating to the Collateral and this Agreement in each case when and as the same become due as required by subsection 3.8 of this Agreement, Bank may, at its sole option, pay or discharge the same, although Bank shall have no obligation to do so. Any payments made by Bank under this subsection shall become part of the Subject Debt secured by the Collateral, and be immediately due and payable by Grantor to Bank.

5. Effects of Default. If any Default shall occur or commence to exist, then, and in each such case, Bank shall have, in addition to, and not in limitation of, any other rights of Bank, the following rights:

5.1 Enforcement of Rights. Bank shall have the right in its sole discretion to enforce or attempt to enforce rights in respect of the Collateral by suit or otherwise, but Bank shall have no duty to institute any suit or to take any other action to realize on the Collateral (or any security therefor) or, having started any suit or attempt, to thereafter continue the same. In each case Bank may proceed with legal counsel of Bank's choosing (at Grantor's expense). Bank may grant such waivers and consents to, and enter into such compromises with, Persons liable thereon, release any security for or any Person liable thereon, and grant such Persons such other indulgences as Bank in good faith may from time to time deem advisable.

5.2 Disposition. Bank shall have the right to sell or otherwise dispose of the Collateral or any part thereof or any interest therein at any time or from time to time. Bank shall give Grantor commercially reasonable prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale, except that Bank need give no such notice in the case of Collateral which Bank in good faith determines to be declining speedily in value or which is customarily sold on a recognized market. Grantor waives advertisement of any such sale and (except only to the extent notice is specifically required by the preceding sentence or as may otherwise be required by the UCC) waives notice of any kind in respect of such sale. At any public sale Bank may purchase the Collateral or any part thereof free from any right of redemption, which right Grantor hereby waives.

5.3 Release of Bank. In the event that Collateral is disposed of or applied against the Subject Debt by Bank pursuant to subsection 3.10 or 5.2, Grantor releases all claims Grantor may have against Bank with respect to such Collateral and agrees to hold Bank harmless from and against any and all claims for damages, liability or expenses incurred by others as a result of any such disposition or application. Bank is not responsible for changes in the value of the Collateral or for any losses Grantor may incur as a result of Bank's disposition of, or failure to dispose of, the Collateral.

5.4 Rights under the UCC. Bank shall have all other rights and remedies of a secured party under the UCC.

6. Unconditional and Continuing Security Interest; Termination. Grantor's obligations under this Agreement and the granting of a security interest to Bank pursuant to this Agreement are unconditional and effective immediately, and those obligations and the security interest so granted shall continue in full effect until the Subject Debt (including, but not limited to, all additional costs and expenses for which Grantor is responsible as provided herein) shall have been paid in full and satisfied and until each financing statement, if any, describing the Collateral and naming Bank (or its successor or assigns, if any) as secured party shall have been terminated as to all of the Collateral or Bank otherwise agrees in writing to release in full the security interest granted hereby, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Subject Debt is outstanding, regardless of any act, omission, or course of dealing whatever on Bank's part, and regardless of any other event, condition, or thing.

Upon the payment in full and satisfaction of the Subject Debt (including the termination of any related commitment on the part of Bank to lend) and the satisfaction of all additional costs and expenses of Grantor as provided herein, this Agreement shall terminate and Bank shall, at the Grantor's expense, *(a)* release to Grantor such of the Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and *(b)* take such steps as Grantor shall reasonably request to vest full ownership and control of the Collateral in Grantor, including, but not limited to, transferring all of the cash, securities, security entitlements and other financial assets in the Subject Account, to the extent such assets were subject to a security interest hereunder, to another account in the name of Grantor or Grantor's designee.

7. Bank's Duties Limited. Grantor agrees that Bank shall have no duty to *(a)* collect or protect Collateral or any income or proceeds therefrom, *(b)* preserve rights against prior parties or third parties or otherwise exercise any Account Rights or, having done so any one or more times, to thereafter to continue doing so, *(c)* sell or otherwise realize upon the Collateral, *(d)* take any action in connection with any conversion, call, redemption or retirement, *(e)* ascertain whether any dividend or other Distribution is completed properly for the correct amount or *(f)* exercise or preserve any option, warrant, or other right pertaining to the Collateral beyond maintaining, subject to Bank's rights hereunder, the safe custody of any Collateral in Bank's possession. Bank shall have no liability for its delivery of any property to any Person or Persons whom Bank determines in good faith to be entitled to the same. Bank's liability to Grantor shall be limited to actual damages which are the direct result of Bank's willful misconduct or gross negligence.

8. No Setoff. Grantor hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Grantor under or in connection with this Agreement or any writing related hereto against any claim or right of Grantor against Bank.

9. Indemnity: Administration, Enforcement, and Termination. Grantor will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) incurred by Bank or by Bank in its capacity as Custodian,

if applicable, in enforcing, exercising, or protecting its rights under this Agreement or under applicable law, or in attempting to do any of the foregoing, prior to trial, at trial and at all post-trial and appellate proceedings, including post-petition fees incurred in a bankruptcy or similar insolvency or liquidation proceeding, whether or not suit be brought.

10. Waivers; Remedies; Application of Payments. No waiver or consent shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. The provisions of this Agreement may be modified, altered or amended only by written agreement signed by Bank and Grantor. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Each right, power, or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Agreement, and Grantor hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply proceeds and payments in respect of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

11. Other Provisions. The provisions of this Agreement shall bind Grantor and Grantor's executors, heirs, representatives, successors, and assigns and all persons who become bound as a debtor or grantor to this Agreement and benefit Bank and its successors and assigns, including each subsequent holder, if any, of the Subject Debt or any part thereof. The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. Grantor hereby authorizes Bank to share all credit and financial information relating to Grantor with Bank's parent company, with any subsidiary or Affiliate of Bank or of Bank's parent company, with any actual or proposed participant in or assignee of all or any part of Bank's interests or rights hereunder, or with any other Person reasonably deemed necessary by Bank to the administration hereof. This Agreement shall be governed by federal law applicable to Bank and, to the extent not preempted by federal law, the laws of the state in which Bank's banking office (at the address set forth above) is located without regard to its conflicts of law provisions that would give effect to the laws of another jurisdiction.

12. Integration. This Agreement sets forth the entire agreement of Grantor and Bank as to its subject matter.

13. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Grantor whenever Bank shall have mailed a writing to that effect by certified or registered mail, or recognized overnight courier service to Grantor at Grantor's mailing address (or any other address of which Grantor shall have given Bank notice after the execution and delivery of this Agreement). Each communication to be given to Bank shall be in writing and shall be given to Bank at Bank's banking office (at the address set forth above) or any other address of which Bank shall have given notice to Grantor after the execution and delivery of this Agreement. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

14. Jurisdiction and Venue; Waiver of Jury Trial. **Grantor and Bank, to the fullest extent permissible under applicable law, and for all purposes of this Agreement and any Related Writing, each hereby irrevocably submits to the non-exclusive jurisdiction of the state or federal courts sitting in the state in which Bank's banking office (at the address set forth above) is located, and irrevocably waives any objection to venue in any such court. GRANTOR HEREBY, AND EACH HOLDER OF THIS AGREEMENT, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED WRITING. EACH HEREBY CERTIFIES THAT THE**

FOREGOING JURY WAIVER IS A MATERIAL INDUCEMENT TO BANK TO ENTER INTO THE TRANSACTION EVIDENCED BY THIS AGREEMENT, AND EACH OF THEM CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER HAS REPRESENTED (EXPRESSLY OR OTHERWISE) THAT THE OTHER WOULD NOT OR MIGHT NOT ENFORCE THIS JURY WAIVER.

15. Counterparts; Facsimile Signatures; Non-Paper Records. This Agreement may be signed or otherwise authenticated in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so authenticated, shall be deemed an original, but all such counterparts shall constitute one and the same Agreement. Any signature or other authentication delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto. Each party who signs or otherwise authenticates this Agreement hereby: (1) agrees that Bank may create a duplicate of this Agreement by storing an image of it in an electronic or other medium (a "Non-Paper Record"); (2) agrees that, after creating the Non-Paper Record, Bank may discard or destroy the original in reliance on this paragraph; (3) agrees that the Non-Paper Record and any perceivable form of the Non-Paper Record shall be treated as the original for all purposes; and (4) expresses its present intent to adopt and accept the Non-Paper Record as an authenticated record of this Agreement. This Agreement, when signed or authenticated pursuant to this section, shall be evidence of the existence of this Agreement and may be received in all courts and public places as conclusive evidence of the existence of this Agreement and that this Agreement was duly executed by the parties to this Agreement.

Grantor:

PECO II, INC.

By: ______________________ (SEAL)
John Heindel
Title: Chief Executive Officer

EXHIBIT A: SUPPLEMENTAL SCHEDULE

This Supplemental Schedule consists of three (3) page(s) and is a part of the Security Agreement (Assets in a Custodial, Brokerage or Agency Account), Borrower Grantor (the "***Agreement***") made as of September 23, 2009 by **PECO II, INC.** ("***Grantor***") to **National City Bank** ("***Bank***").

☒ **ALL CASH, SECURITIES, SECURITY ENTITLEMENTS AND OTHER FINANCIAL ASSETS IN SUBJECT ACCOUNT**

☐ **SPECIFIC SECURITIES IN SUBJECT ACCOUNT AS FOLLOWS:**

☒ **See attached statement if checked**

Description	Quantity	Market Value
See attached SEF dated 8/27/2009		

Margin balance (if any): $__________ as of __________, ______.

Grantor:

PECO II, INC.

By: ____________________ (SEAL)
John Heindel
Title: Chief Executive Officer

NATCITY INVESTMENTS

NatCity Investments
Attn: Securities Monitoring Group
FAX #216-222-0031 E-mail: SMG@natcity.com
Contact SMG at 216-222-3992, 216-222-3993 or 216-222-3994

SECURITIES ELIGIBILITIES FORM (SEF)

Reason For Submittal:
- X New Loan
- Review
- Add To Existing Loan
- Replacing Existing Loan
- Redocumentation
- Cure Exception
- Other (Explain)--client wants to

Date: 08/27/09

Borrower Name: PECO II

Grantor (Owner) Name: Agency Agreement by and among PECO II, Inc and National City Bank a "Pledged Collateral" Account
Lending Relationship Mgr: Jayne Sopra, GRR
(or Assistant) C & IB Columbus 16-1640
Dept. and Locator: FCG 01-2020

Telephone: 614-463-7308
Fax: 740-681-4085
E-mail Address: Jared.Hill@nationalcity.com

The above customer currently has securities to be used as collateral, held in:

[ ] NatCity Investments
Account #

[X] Entire Account
[ ] Partial Account * -- New Account Needed For Collateral
*List Securities Below

[X] National City Trust/Agency
Account # 01-175R570005

[ ] Third Party Financial Institution:
Account #
Attach Most Current Statement--will be faxed!!
[ ] Contact:
Phone #
Account To Be Transferred to NatCity? [ ] Yes No

Certificated Form *: Customer will deliver stock certificates to be held at Commercial Loan Operations
Located: (List Securities Below)
[ ] Stock is Restricted Insider (Rule 144) Non-Marketable (e.g., Closely Held)

* Note: ONLY restricted stock, Rule 144 or other non-marketable securities will be held in certificated form.
LRM is responsible for obtaining certificates for stock splits, other distribution, dividends, etc.

LRM is responsible for obtaining certificates for stock splits, other distribution, dividends, etc.

QUANTITY	CUSIP	DESCRIPTION	PRICE	FOR SMG USE: APPROX MARKET VALUE	RECOMM. ADVANCE RATE	SUGGESTED LOAN TO VALUE
		Common Stock / Equities		$0.00	75%	$0
		Mutual Funds		$0.00	80%	$0
		Alternative Investments		$0.00	0%	$0
		Municipal Bonds		$0.00	80%	$0
		Corporate Bonds		$0.00	80%	$0
		U S Treasury		$0.00	50%	$0
		Money Market		$3,907,939.45	95%	$3,712,542
		This is the maximum loan to value (LTV) per PNC Collateral Policy				
APPROX MARKET VALUE				$3,907,939.45		
TOTAL SUGGESTED LOAN TO VALUE						$3,712,542

The Suggested Loan To Value is a recommendation only, based on values and market conditions on the date this form is completed. Conditions relating to the markets and/or specific securities may change at any time.

SMG: Form completed by:

[signature]
SMG Signature

Stacy Mays
Printed Name

08/27/09
Date